Exhibit 99.1
PROLOGIS REPORTS 36.5 PERCENT YEAR-OVER-YEAR GROWTH IN FFO FOR 2006
— Record CDFS Development Profits, Improving Operating Fundamentals and Higher FFO
from Funds and Joint Ventures Drive Growth —
Denver, Colo. — February 6, 2007 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported adjusted funds from operations as defined by ProLogis (FFO) for the year ended December 31, 2006, of $3.70 per diluted share, up 36.5 percent from $2.71 in 2005. After $0.01 of merger integration expenses, FFO per diluted share was $3.69 for the year ended December 31, 2006, compared with $2.51 in 2005, which included $0.20 related to merger integration and relocation expenses and cumulative translation losses and impairment charges related to the sale of ProLogis’ temperature-controlled business. For the year, net earnings per diluted share were $3.32, compared with $1.76 in 2005. The increase was primarily due to improvement in each of the company’s business segments, as well as gains on the sale of assets that are recognized under GAAP but are not included in ProLogis’ definition of FFO.
For the fourth quarter ended December 31, 2006, FFO was $1.11 per diluted share. This compares with $0.58 in the fourth quarter of 2005, which was before $0.01 of merger integration charges. Net earnings per diluted share were $1.28 for the fourth quarter of 2006, compared with $0.43 for the same period in 2005.
“This past year was one of significant achievement for ProLogis around the world,” said Jeffrey H. Schwartz, chief executive officer. “We delivered strong financial performance by leveraging our global platform, crystallizing value in our property fund business, and maintaining a diversified development pipeline with exceptional margins. In addition, we successfully completed a number of acquisitions and other investments that enhanced our ability to meet the future needs of global customers.”
Schwartz noted that growth in world trade continues to drive customer demand across Asia, Europe and North America, resulting in positive net absorption of new development deliveries and improved operating property performance. Rental rates on ProLogis lease turnovers increased by 5.6 percent in the fourth quarter. In the company’s same-store pool, net operating income increased 3.1 percent and both average occupancy and rent growth were up 2.6 percent for the full year.
“Overall market dynamics in our industry remain sound,” said Walter C. Rakowich, president and chief operating officer of ProLogis. “We are beginning to see the rent growth we have long been anticipating, and we believe we are well positioned to capture a leading share of the opportunity created through continued strong growth in global trade.”
Fund Transactions Boost Growth
During the year, ProLogis completed two fund-related transactions that resulted in total FFO of approximately $172 million. In the first quarter, ProLogis purchased its partner’s 80% interest in North American Property Funds II, III and IV and subsequently contributed those assets to its open-end North American Industrial Fund, generating FFO of approximately $62.8 million. In the fourth quarter, ProLogis recognized an incentive return of $109.2 million related to the IPO of ProLogis European Properties (Euronext: PEPR).
“These transactions exemplify the strength of ProLogis’ property fund strategy, which leverages strong institutional demand for industrial facilities and serves as a powerful growth engine for our company,” Rakowich added.

Global Development Pipeline Grows, Supported by Solid Market Fundamentals
During the year, ProLogis began construction of more than $2.5 billion of new development and completed more than $2.2 billion, including development activity within its industrial joint ventures. Projects completed in 2006 were 69 percent leased at year end. The company’s Corporate Distribution Facilities Services (CDFS) pipeline stood at $5.3 billion at the end of the year, a 63 percent increase over the prior-year level.
“Given our expanded platform and strong customer relationships, we plan to increase 2007 development starts by 20 to 30 percent,” said Ted Antenucci, president — global development. “Leasing of newly developed assets is even stronger than a year ago. This customer demand, coupled with good visibility on development margins and a geographically diverse development pipeline, gives us a high level of confidence in our ability to grow CDFS income in 2007 and beyond.”
Antenucci noted that the top 30 logistics markets in North America absorbed nearly 149 million square feet of space during 2006, compared with development deliveries of just over 135 million square feet. In Europe and Asia, demand and supply also remain well balanced, supporting additional development activity.
“Our ability to address global customers’ distribution space needs in the world’s top logistics markets is unique in the industry,” Antenucci said. “During 2006, approximately half of our 27.3 million square feet of new CDFS leases were with repeat customers, including: Schenker in Le Havre, France; Whirlpool in Monterrey, Mexico; Nippon Express in Tokyo and Amazon.com in Washington, DC.”
Selected Financial and Operating Information
•	Achieved adjusted FFO per share growth of 36.5 percent year over year.
•	Improved average year-to-date, same-store net operating income by 3.1 percent (a 3.5 percent increase when straight-lined rents and lease amortization are excluded) while same-store occupancies increased by 2.6 percent for the year. Same-store rent growth for the year was 2.6 percent.
•	Redeployed a total of $2.31 billion of capital through contributions and dispositions during the year. Of that, $1.58 billion was CDFS, with an additional $726.6 million in non-CDFS contributions and dispositions. This included $388.3 million of proceeds from dispositions of non-core assets remaining from the Catellus merger.
•	Realized FFO from CDFS transactions of $326.9 million for the year, including recognition of previously deferred proceeds from the first quarter contribution of properties from North American Property Funds II, III and IV to ProLogis North American Industrial Fund, up from $233.3 million in 2005. FFO amounts do not include unrecognized deferred gains of $65.5 million related to CDFS development contributions for 2006 and $52.8 million for 2005. Post-deferral, post-tax CDFS margins were 24.3% for dispositions completed during the year.
•	Recognized income (non-FFO) from non-CDFS dispositions and contributions of $185.2 million for the year.
•	Started new developments with total expected investment of $792.4 million during the quarter and $2.54 billion for the year, including industrial joint venture development. For the year, starts include $96.6 million of retail development.
•	Increased ProLogis’ share of FFO from property funds to $127.9 million for the year, including earnings from the North American property fund transaction noted above, up 32.8 percent from $96.3 million in the prior year.

•	Grew fee income from property funds for the year to $211.9 million, including the incentive fees from the PEPR and North American fund transactions noted above, up from $66.9 million in 2005.
•	Achieved combined development management fees, FFO from CDFS joint ventures and other unconsolidated investees and interest income on long-term notes receivable of $112.0 million for the year.
•	Increased total assets owned and under management to $26.7 billion, up from $22.1 billion at December 31, 2005, a 20.8 percent increase.
Copies of ProLogis’ fourth quarter 2006 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 am Eastern Time on Tuesday, February 6, 2007. A replay of the webcast will be available on the company’s website until February 20, 2007. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 80 markets across North America, Europe and Asia. The company has $26.7 billion of assets owned, managed and under development, comprising 422.0 million square feet (39.2 million square meters) in 2,466 properties as of December 31, 2006. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs more than 1,250 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statement. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisition, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2005.

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

Fourth Quarter 2006
SUPPLEMENTAL INFORMATION
(Unaudited)

Page
OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Notes to Consolidated Financial Statements	7 - 7d

SELECTED FINANCIAL INFORMATION:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	8

Components of Net Asset Value and Related Comments	9 - 9a

Property Funds — EBITDA, FFO and Net Earnings	10-10a

Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations	13

Top 25 Customers	13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005 (1)	% Change	2006 (2)	2005 (1)	% Change

Net earnings attributable to common shares (see pages 2 and 2a):
Net earnings attributable to common shares	$331,090	$109,102	203.5%	$848,951	$370,747	129.0%
Net earnings per diluted share attributable to common shares	$1.28	$0.43	197.7%	$3.32	$1.76	88.6%

FFO and FFO, as adjusted (see pages 3 and 4 and see definition of FFO on pages 3a and 3b):
FFO attributable to common shares	$288,885	$142,868	102.2%	$945,148	$530,472	78.2%
Add back:
Merger integration expenses (3)	—	3,864		2,630	12,152
Relocation expenses (4)	—	402		93	4,451
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—		—	26,864

FFO attributable to common shares, as adjusted	$288,885	$147,134	96.3%	$947,871	$573,939	65.2%

FFO per diluted share attributable to common shares	$1.11	$0.57	94.7%	$3.69	$2.51	47.0%
Add back:
Merger integration expenses (3)	—	0.01		0.01	0.05
Relocation expenses (4)	—	—		—	0.02
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—		—	0.13

FFO per diluted share attributable to common shares, as adjusted	$1.11	$0.58	91.4%	$3.70	$2.71	36.5%

EBITDA (see page 5):
EBITDA	$407,786	$245,595	66.0%	$1,424,836	$889,239	60.2%

Distributions:
Actual distributions per common share (6)	$0.40	$0.37	8.1%	$1.60	$1.48	8.1%

	December 31,	December 31,
	2006	2005 (1)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$15,903,525	$13,126,180	21.2%

Total Book Assets:
Direct investment	$14,818,242	$12,293,351
Our share of total book assets of unconsolidated investees:
Property funds (see page 11)	2,838,418	2,204,910
CDFS joint ventures (7)	339,165	212,304
Other unconsolidated investees (7)	158,008	156,581

	3,335,591	2,573,795

Totals	$18,153,833	$14,867,146	22.1%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see page 6)	$13,953,999	$11,875,130
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (wtd. ownership interest of 23.0%) (see page 11)	12,274,270	9,915,115
Real estate assets owned by industrial CDFS joint ventures, before depreciation (wtd. ownership interest of 50%) (7)	224,980	148,725
Investment in non-industrial CDFS joint ventures and other unconsolidated investees (7)	199,383	204,755
Discontinued operations — net assets held for sale (see page 6)	56,146	—

Totals	$26,708,778	$22,143,725	20.6%

The definition of FFO is on pages 3a and 3b and the definition of EBITDA is on page 5.
Footnote references are to pages 7 through 7d.
Supplemental Information Page 1

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Revenues:
Rental income (8)(9)(10)	$245,278	$200,143	$927,719	$600,869
CDFS disposition proceeds (11)(12)(13)(15)	236,137	184,347	1,286,841	1,140,457
Property management and other fees and incentives (14)(15)(see page 10 and 10a)	132,611	16,608	211,929	66,934
Development management and other income (11)	10,895	13,725	37,420	25,464

Total revenues	624,921	414,823	2,463,909	1,833,724

Expenses:
Rental expenses (8)(10)	64,197	53,729	239,545	161,680
Cost of CDFS dispositions (11)	172,872	154,827	993,926	917,782
General and administrative	46,527	34,433	156,889	107,164
Depreciation and amortization (10)	81,122	65,186	293,027	191,945
Merger integration expenses (3)	—	3,864	2,630	12,152
Relocation expenses (4)	—	402	93	4,451
Other expenses	4,089	2,321	13,013	8,633

Total expenses	368,807	314,762	1,699,123	1,403,807

Operating income	256,114	100,061	764,786	429,917

Other income (expense):
Earnings from unconsolidated property funds (15) (see page 10 and 10a)	14,426	11,086	93,055	46,078
Earnings from CDFS joint ventures and other unconsolidated investees (7)(11)	3,692	5,753	50,703	6,421
Interest expense (10)(16)	(77,470)	(63,759)	(294,403)	(177,562)
Interest income on long-term notes receivable (11)	3,494	5,940	16,730	6,781
Interest and other income, net	7,652	3,226	18,248	10,724

Total other income (expense)	(48,206)	(37,754)	(115,667)	(107,558)

Earnings before minority interest	207,908	62,307	649,119	322,359
Minority interest	(916)	(1,314)	(3,457)	(5,243)

Earnings before certain net gains	206,992	60,993	645,662	317,116
Gains recognized on dispositions of certain non-CDFS business assets (17)	67,761	—	81,470	—
Foreign currency exchange gains, net (18)	4,637	7,656	21,086	15,979

Earnings before income taxes	279,390	68,649	748,218	333,095

Income taxes (7)(14)(19):
Current income tax expense	8,337	7,662	84,250	14,847
Deferred income tax (benefit) expense	(36,942)	3,855	(53,722)	12,045

Total income taxes	(28,605)	11,517	30,528	26,892

Earnings from continuing operations	307,995	57,132	717,690	306,203
Discontinued operations (10):
Income attributable to disposed properties and assets held for sale	2,421	6,487	19,434	18,050
Losses related to temperature controlled distribution assets (5)	—	—	—	(25,150)
Gains recognized on dispositions:
Non-CDFS business assets	23,692	47,604	103,729	86,444
CDFS business assets	3,336	4,233	33,514	10,616

Total discontinued operations	29,449	58,324	156,677	89,960

Net earnings	337,444	115,456	874,367	396,163
Less preferred share dividends	6,354	6,354	25,416	25,416

Net earnings attributable to common shares	$331,090	$109,102	$848,951	$370,747

Footnote references are to pages 7 through 7d.
Supplemental Information Page 2

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Weighted average common shares outstanding — Basic	249,021	243,601	245,952	203,337
Weighted average common shares outstanding — Diluted	260,218	254,010	256,852	213,713

Net earnings per share attributable to common shares — Basic:
Continuing operations	$1.21	$0.21	$2.81	$1.38
Discontinued operations	0.12	0.24	0.64	0.44

Net earnings per share attributable to common shares — Basic	$1.33	$0.45	$3.45	$1.82

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$1.17	$0.20	$2.71	$1.34
Discontinued operations	0.11	0.23	0.61	0.42

Net earnings per share attributable to common shares — Diluted	$1.28	$0.43	$3.32	$1.76

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)
Net earnings attributable to common shares — Basic	$331,090	$109,102	$848,951	$370,747
Minority interest (a)	916	1,314	3,457	5,243

Adjusted net earnings attributable to common shares — Diluted	$332,006	$110,416	$852,408	$375,990

Weighted average common shares outstanding — Basic	249,021	243,601	245,952	203,337
Incremental weighted average effect of conversion of limited partnership units	5,139	5,539	5,198	5,540
Incremental weighted average effect of potentially dilutive instruments (a)	6,058	4,870	5,702	4,836

Weighted average common shares outstanding — Diluted	260,218	254,010	256,852	213,713

Net earnings per share attributable to common shares — Diluted	$1.28	$0.43	$3.32	$1.76

(a)	Total weighted average potentially dilutive instruments outstanding were 10,679 and 10,442 for the three months ended December 31, 2006 and 2005, respectively, and 10,909 and 10,783 for the twelve months ended December 31, 2006 and 2005, respectively.
Footnote references are to pages 7 through 7d.
Supplemental Information Page 2a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Revenues:
Rental income (8)	$249,706	$222,231	$973,062	$649,530
CDFS disposition proceeds (10)(11)(12)(13)(15)	259,024	241,650	1,532,807	1,240,950
Property management and other fees and incentives (14)(15)(see page 10 and 10a)	132,611	16,608	211,929	66,934
Development management and other income (11)	10,895	13,725	37,420	25,464

Total revenues	652,236	494,214	2,755,218	1,982,878

Expenses:
Rental expenses (8)	66,008	64,133	259,265	179,815
Cost of CDFS dispositions (10)(11)	192,423	207,897	1,205,912	1,007,659
General and administrative	46,527	34,433	156,889	107,164
Depreciation of corporate assets	2,310	2,047	9,326	7,153
Merger integration expenses (3)	—	3,864	2,630	12,152
Relocation expenses (4)	—	402	93	4,451
Other expenses	4,089	2,321	13,013	8,633

Total expenses	311,357	315,097	1,647,128	1,327,027

	340,879	179,117	1,108,090	655,851

Other income (expense):
FFO from unconsolidated property funds (15) (see page 10 and 10a)	29,438	26,710	127,905	96,261
FFO from CDFS joint ventures and other unconsolidated investees (7)(11)	6,302	6,432	57,853	8,449
Interest expense	(77,470)	(64,567)	(295,277)	(178,639)
Interest income on long-term notes receivable (11)	3,494	5,940	16,730	6,781
Interest and other income, net	7,652	3,226	18,248	10,724
Foreign currency exchange (expenses/losses) gains, net (18)	(5,803)	1,340	1,531	1,914
Current income tax expense (7)(19)	(8,337)	(7,662)	(61,059)	(14,847)
Losses related to temperature controlled distribution assets (5)	—	—	—	(25,363)

Total other income (expense)	(44,724)	(28,581)	(134,069)	(94,720)

FFO	296,155	150,536	974,021	561,131

Less preferred share dividends	6,354	6,354	25,416	25,416
Less minority interest	916	1,314	3,457	5,243

FFO attributable to common shares	$288,885	$142,868	$945,148	$530,472

Weighted average common shares outstanding — Basic	249,021	243,601	245,952	203,337
Weighted average common shares outstanding — Diluted	260,218	254,010	256,852	213,713

FFO per share attributable to common shares:
Basic	$1.16	$0.59	$3.84	$2.61

Diluted	$1.11	$0.57	$3.69	$2.51

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 7 through 7d.
Supplemental Information Page 3

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

FFO attributable to common shares — Basic	$288,885	$142,868	$945,148	$530,472
Minority interest	916	1,314	3,457	5,243

FFO attributable to common shares — Diluted	$289,801	$144,182	$948,605	$535,715

Merger integration expenses (3)	—	3,864	2,630	12,152
Relocation expenses (4)	—	402	93	4,451
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—	—	26,864

FFO attributable to common shares, as adjusted — Diluted	$289,801	$148,448	$951,328	$579,182

Weighted average common shares outstanding — Basic	249,021	243,601	245,952	203,337
Incremental weighted average effect of conversion of limited partnership units	5,139	5,539	5,198	5,540
Incremental weighted average effect of potentially dilutive instruments	6,058	4,870	5,702	4,836

Weighted average common shares outstanding — Diluted	260,218	254,010	256,852	213,713

FFO per share attributable to common shares — Diluted	$1.11	$0.57	$3.69	$2.51

FFO per share attributable to common shares, as adjusted — Diluted	$1.11	$0.58	$3.70	$2.71

See Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 7 through 7d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.
Supplemental Information Page 3a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
— The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.
— Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
— Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
— The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
— The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$331,090	$109,102	$848,951	$370,747
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	78,812	63,139	283,701	184,792
Additional CDFS proceeds recognized (15)	—	—	466	—
Gains recognized on dispositions of certain non-CDFS business assets (17)	(67,761)	—	(81,470)	—
Reconciling items attributable to discontinued operations (10):
Gains recognized on dispositions of non-CDFS business assets	(23,692)	(47,604)	(103,729)	(86,444)
Real estate related depreciation and amortization	196	4,389	5,315	11,399

Totals discontinued operations	(23,496)	(43,215)	(98,414)	(75,045)
Our share of reconciling items from unconsolidated investees (20):
Real estate related depreciation and amortization	20,317	17,819	68,151	57,766
Gains on dispositions of non-CDFS business assets	(371)	(309)	(7,124)	(1,114)
Other amortization items (15)(21)	(1,801)	(1,073)	(16,000)	(5,134)

Totals unconsolidated investees	18,145	16,437	45,027	51,518

Totals NAREIT defined adjustments	5,700	36,361	149,310	161,265

Subtotals-NAREIT defined FFO	336,790	145,463	998,261	532,012

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net (18)	(10,440)	(6,316)	(19,555)	(14,065)
Current income tax expense (19)	—	—	23,191	—
Deferred income tax (benefit) expense (19)	(36,942)	3,855	(53,722)	12,045
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (5)	—	—	—	(213)
Our share of reconciling items from unconsolidated investees (20):
Foreign currency exchange expenses/losses (gains), net (18)	(175)	561	(45)	298
Deferred income tax (benefit) expense	(348)	(695)	(2,982)	395

Totals unconsolidated investees	(523)	(134)	(3,027)	693

Totals our defined adjustments	(47,905)	(2,595)	(53,113)	(1,540)

FFO attributable to common shares	$288,885	$142,868	$945,148	$530,472

See Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3 and the definition of FFO on pages 3a and 3b.
Footnote references are to pages 7 through 7d.
Supplemental Information Page 4

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$331,090	$109,102	$848,951	$370,747
Add (deduct):
NAREIT defined adjustments to compute FFO	5,700	36,361	149,310	161,265
Our defined adjustments to compute FFO	(47,905)	(2,595)	(53,113)	(1,540)
Add:
Interest expense	77,470	63,759	294,403	177,562
Depreciation of corporate assets, including amounts reported in relocation expense	2,310	2,239	9,326	8,187
Current income tax expense included in FFO (19)	8,337	7,662	61,059	14,847
Adjustments to CDFS gains on dispositions for interest capitalized	3,164	4,250	28,591	32,735
Preferred share dividends	6,354	6,354	25,416	25,416
Reconciling items attributable to discontinued operations	—	808	874	28,113
Impairment charges	1,947	—	6,121	180
Share of reconciling items from unconsolidated investees (20)	19,319	17,655	53,898	71,727

EBITDA	$407,786	$245,595	$1,424,836	$889,239

See Consolidated Statements of Earnings on page 2 and the Reconciliations of Net Earnings to FFO on page 4.
Footnote references are to pages 7 through 7d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2005 (1)

Assets:
Investments in real estate assets:
Industrial operating properties	$10,423,249	$8,730,906
Retail operating properties	305,188	288,253
Land subject to ground leases and other	472,412	792,668
Properties under development (including cost of land)	964,842	884,345
Land held for development (see page 8)	1,397,081	1,045,042
Other investments	391,227	133,916

	13,953,999	11,875,130
Less accumulated depreciation	1,280,206	1,118,547

Net investments in real estate assets	12,673,793	10,756,583

Investments in and advances to unconsolidated investees (see page 8):
Property funds (14)(15)(22)	981,840	755,320
CDFS joint ventures and other unconsolidated investees (7)	317,857	294,423

Total investments in and advances to unconsolidated investees	1,299,697	1,049,743

Cash and cash equivalents	475,791	203,800
Accounts and notes receivable	439,791	327,214
Other assets	957,295	788,840
Discontinued operations-assets held for sale (10)	57,158	—

Total assets	$15,903,525	$13,126,180

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 20)	$2,462,796	$2,240,054
Senior notes (see page 19)	4,445,092	2,759,675
Secured debt and assessment bonds (see page 19)	1,478,998	1,678,151
Accounts payable and accrued expenses	518,651	344,423
Other liabilities	546,129	557,210
Discontinued operations-assets held for sale (10)	1,012	—

Total liabilities	9,452,678	7,579,513

Minority interest	52,268	58,644

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,509	2,438
Additional paid-in capital	6,000,119	5,606,017
Accumulated other comprehensive income	216,922	149,586
Distributions in excess of net earnings	(170,971)	(620,018)

Total shareholders’ equity	6,398,579	5,488,023

Total liabilities and shareholders’ equity	$15,903,525	$13,126,180

Footnote references are to pages 7 through 7d.
Supplemental Information Page 6

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	Certain 2005 amounts included in this Supplemental Information package have been reclassified to conform to the 2006 presentation.

(2)	On September 15, 2005, we completed a merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price of $5.3 billion has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition.

(3)	Represents costs incurred related to the Catellus Merger. These costs included merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the Catellus Merger.

(4)	We completed the relocation of our information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado in the first quarter of 2005. We moved our corporate headquarters, which is located in Denver, to a recently constructed building in February 2006. Relocation costs included (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel, moving and temporary facility costs; and (iii) accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocations.

(5)	In July 2005, we sold our temperature-controlled distribution operations in France and accordingly, the results of operations for 2005 are included in discontinued operations. Due to the sale and liquidation of the business, we recognized impairment charges and cumulative translation losses of $26.9 million in 2005.

(6)	The annual distribution rate for 2006 was $1.60 per common share. In December 2006, the Board of Trustees approved an increase in the annual distribution to $1.84 per common share. The amount of the common share distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(7)	We have varying ownership interests in unconsolidated investees. The investees primarily engage in activities similar to our corporate distribution facilities services business (“CDFS business”) segment activities (as discussed in note 11) and own operating properties in China, Europe and North America. We refer to the joint ventures engaged in industrial property development and operation as industrial CDFS joint ventures. In addition, certain of the CDFS joint ventures engage in land, retail and commercial development and we refer to these joint ventures as non-industrial CDFS joint ventures. We have ownership interests in all of the CDFS joint ventures ranging from 30% to 50%. We also have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, office and hotel properties.

During the second and third quarters of 2006, we recognized an aggregate of $35.0 million, representing our proportionate share of the net earnings of a CDFS joint venture, “LAAFB JV”. The LAAFB JV was formed to redevelop a U.S. Air Force base in Los Angeles, California in exchange for land parcels and certain rights to receive tax increment financing (“TIF”) proceeds over a period of time. As our investment in LAAFB JV is held in a taxable subsidiary that was acquired in the Catellus Merger, we also recognized the associated current income tax expense of $27.0 million and a deferred tax benefit of $12.4 million during these same periods. See note 19 for further explanation of our taxes. The operations of the LAAFB JV are now substantially complete.

(8)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include direct expenses associated with our management of the property funds’ operations. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

(9)	Rental income includes the following (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Rental income	$184,735	$155,799	$707,808	$473,671
Rental expense recoveries	49,808	38,229	183,493	115,787
Straight-lined rents	10,735	6,115	36,418	11,411

	$245,278	$200,143	$927,719	$600,869

Supplemental Information Page 7

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(10)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During 2006, we disposed of 89 such properties to third parties, 15 of which were CDFS business assets.

The operations of the properties disposed of to third parties during 2006 and the aggregate net gains recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of the 72 properties disposed of during 2005 (eight of which were CDFS business assets) are presented as discontinued operations. As of December 31, 2006, we had eight properties that were classified as held for sale and accordingly, the operations of these properties are included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheet. Interest expense included in discontinued operations represents interest directly attributable to these properties.

The components that are presented as discontinued operations (excluding the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Rental income	$4,428	$22,088	$45,343	$48,661
Rental expenses	(1,811)	(10,404)	(19,720)	(18,135)
Depreciation and amortization	(196)	(4,389)	(5,315)	(11,399)
Interest expense	—	(808)	(874)	(1,077)

	$2,421	$6,487	$19,434	$18,050

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(11)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property and other land and commercial development activities. It is generally our intent to contribute our CDFS properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we (i) earn fees for development activities provided on behalf of customers or third parties; (ii) recognize interest income on notes receivable related to previous asset dispositions; (iii) recognize gains or losses on the disposition of land parcels when our development plans no longer include these parcels; and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(12)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed real estate assets rather than on the entity’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed, the entire loss is recognized. See note 13 for the amount of cumulative gross proceeds that have not been recognized as of December 31, 2006 and see page 17 for amounts deferred related to contributions made in 2006 and 2005.

When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the property fund.
Supplemental Information Page 7a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(13)	As of December 31, 2006, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 12.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties	$123,609	$9,338	$132,947
ProLogis California LLC	5,394	26,129	31,523
ProLogis North American Properties Fund I	8,271	862	9,133
ProLogis North American Properties Fund V	25,359	2,939	28,298
ProLogis North American Properties Funds VI-X	2,766	—	2,766
ProLogis North American Industrial Fund	32,506	16,870	49,376
ProLogis Japan Properties Fund I	44,878	—	44,878
ProLogis Japan Properties Fund II	22,939	—	22,939
CDFS joint ventures	4,590	—	4,590

Totals	$270,312	$56,138	$326,450

(14)	In September 2006, ProLogis European Properties (“PEPR”) completed an initial public offering (“IPO”) on an Amsterdam stock exchange in which the selling unitholders offered 49.8 million ordinary units. As the manager of the property fund, we received an initial incentive allocation of €53.5 million paid in additional ordinary units from the pre-IPO unitholders based on the internal rate of return that such unitholders earned during their pre-IPO holding period. The incentive return was adjusted through a cash settlement in October based on the average closing price of the ordinary units during the 30-day, post-IPO period. In the fourth quarter of 2006, we recognized the incentive return of $109.2 million, as income, which is included in Property Management and Other Fees and Incentives in our Statements of Earnings and FFO. In addition, we recognized a deferred tax benefit of $36.8 million due to the reversal of a tax indemnification liability as we no longer have an obligation to the pre-IPO unitholders under this indemnification agreement. Subsequent to the IPO, our ownership in PEPR is 24%.

(15)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “the Funds”) held by our fund partner, an affiliate of Arcapita Bank B.S.C.(c) (“Arcapita”). On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund, which was finalized in February 2006. See note 22. In connection with these transactions, we recognized the following amounts in the respective line items, during the first quarter of 2006 (in thousands):

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916

(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS income upon the initial contributions of the properties to the Funds. See note 12.

(b)	Represents an incentive return we earned due to certain return levels achieved by Arcapita upon the liquidation of the Funds.

(c)	Represents our proportionate share of the gain on termination recognized by the Funds on a depreciated basis (earnings) and on an undepreciated basis (FFO).
All of the above amounts are net of an aggregate deferred amount of $17.9 million, due to our 20% continuing ownership interest in the property fund that purchased the assets.
Supplemental Information Page 7b

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(16)	The following table presents the components of interest expense (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to the Catellus Merger and other property acquisitions, as well as our increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005 (1)	2006 (2)	2005 (1)

Gross interest expense	$106,061	$87,846	$398,066	$239,832
Net premium recognized	(3,040)	(3,116)	(12,564)	(3,980)
Amortization of deferred loan costs	1,945	1,379	6,198	5,595

Interest expense before capitalization	104,966	86,109	391,700	241,447
Less: capitalized amounts	(27,496)	(22,350)	(97,297)	(63,885)

Net interest expense	$77,470	$63,759	$294,403	$177,562

(17)	In addition to contributions of CDFS properties, from time to time, we contribute properties from our property operations segment to the unconsolidated property funds. During the three and twelve months ended December 31, 2006, we contributed 27 and 39 properties, respectively, to unconsolidated property funds in which we have continuing interests through our equity ownership. The gains related to the dispositions of properties from our property operations segment are included in earnings, but are not included in our calculation of FFO. See 3a and 3b for our definition of FFO.

(18)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA. Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

(19)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to certain contributions to property funds. See note 14. In connection with the Catellus Merger and in accordance with purchase accounting, we recorded all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognized the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7c

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(20)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

(21)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the unconsolidated investee acquiring the property. See note 12. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the unconsolidated investees to reflect the gain on sale on an undepreciated basis for FFO.

(22)	In February, 2006, we formed a new property fund with several institutional investors, the North American Industrial Fund, which currently owns industrial distribution properties in the United States and may own properties in Canada. The North American Industrial Fund, in which we have a 20% ownership interest, is an open-end fund. See note 15 for further discussion about the initial contribution of assets to the North American Industrial Fund in the first quarter of 2006. In addition, in January 2006, we made the first contribution of assets to ProLogis Japan Properties Fund II, which was formed in late 2005.
Supplemental Information Page 7d

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	December 31,	December 31,
	2006	2005

Property funds (see page 11):
ProLogis European Properties (see note 14)	$430,761	$283,435
ProLogis California LLC	112,915	115,743
ProLogis North American Properties Fund I	30,902	33,241
ProLogis North American Properties Funds II, III and IV (see note 15)	—	12,410
ProLogis North American Properties Fund V	53,331	53,104
ProLogis North American Properties Funds VI-X	115,837	120,614
ProLogis North American Properties Fund XI	31,871	33,094
ProLogis North American Industrial Fund (see note 22)	72,053	—
ProLogis Japan Properties Fund I	87,705	103,679
ProLogis Japan Properties Fund II (see note 22)	46,465	—

Total investments in and advances to property funds	981,840	755,320

CDFS joint ventures (see note 7)	203,310	182,411

Other unconsolidated investees (see note 7)	114,547	112,012

Total investments in and advances to unconsolidated investees	$1,299,697	$1,049,743

Land Owned and Controlled
(dollars in thousands)

	As of December 31, 2006
	Acres	Investment
Direct investment:
Land owned:
North America	4,648	$627,989
Europe	1,397	531,766
Asia	159	237,326

Total land owned (see page 6)	6,204	$1,397,081

Land controlled (LOI/option) (A):
North America	1,758
Europe	1,896
Asia	438

Total land controlled	4,092

Total Direct Investment	10,296

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	32

CDFS joint ventures (B):
North America (owned and controlled)	563
Europe (owned and controlled)	12
Asia (owned)	50

Total CDFS joint ventures	625

Total unconsolidated investees	657

Total land owned and controlled	10,953

COMMENTS

(A)	Costs incurred are included in other real estate investments.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Fourth		ProLogis’
	Quarter 2006		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI(B)		Interest		Pro Forma NOI

Direct owned properties (B)	$201,479	x	100.0%	x 4	$805,916

Property funds — North America (B)	$105,609	x	23.8%	x 4	$100,540

Property funds — Asia (B)	$30,894	x	20.0%	x 4	$24,715

Actual
Fourth Quarter
2006
Fee income (includes all property funds) (see page 10)	$23,432
Incentive return (see note 14)	$109,179
Gains on dispositions of CDFS business assets, net	$66,601
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see page 17)	$12,820
Development management fees, interest and other CDFS income (C)	$16,819

Balance Sheet Items	-as of December 31, 2006

Investment in PEPR (based on the trading price of the units) (D)	$909,139

Discontinued operations — assets held for sale, net of liabilities	$56,146

Investments in unconsolidated investees other than property funds (see page 8):
CDFS joint ventures (industrial only)	$118,472
Other unconsolidated investees	114,547

Total investments in unconsolidated investees other than property funds	$233,019

Investments in land and development projects:
Development projects in process (see pages 6 and 18)	$964,842
Land held for development (see pages 6 and 8)	1,397,081

Total investments in land and development projects	$2,361,923

Other assets:
Cash and cash equivalents	$475,791
Deposits, prepaid assets and other tangible assets (E)	829,961
Accounts and other receivables (F)	269,837
Our share of other tangible assets of property funds (G)	39,767

Total other assets	$1,615,356

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(9,451,666)
Our share of third party debt of property funds (see page 11) (G)	(880,758)
Our share of other third party liabilities of property funds (G)	(29,720)

Total liabilities	(10,362,144)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(10,712,144)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.
Supplemental Information Page 9

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR), for the three months ended December 31, 2006 is as follows (amounts in thousands). PEPR has publicly traded units and therefore, a separate calculation using pro forma NOI is not necessary (see comment D).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see pages 2 and 10)	$245,278	$21,730	$10,731	$42,306	$29,483	$5,049	$24,551	$22,641	$11,318
Straight-lined rents and amortization of lease intangibles (b)	(9,394)	(402)	(51)	(80)	(1,409)	(129)	(1,026)	(72)	7
Net termination fees (c)	(826)	(229)	—	(172)	—	—	(116)	—	—

Adjusted rental income	235,058	21,099	10,680	42,054	28,074	4,920	23,409	22,569	11,325

Rental expenses (see pages 2 and 10)	(64,197)	(4,261)	(2,191)	(9,196)	(6,904)	(930)	(5,898)	(3,185)	(365)
Certain fees paid to ProLogis (d)	—	161	108	378	285	57	239	—	—

Adjusted rental expenses	(64,197)	(4,100)	(2,083)	(8,818)	(6,619)	(873)	(5,659)	(3,185)	(365)

Adjusted NOI	170,861	16,999	8,597	33,236	21,455	4,047	17,750	19,384	10,960
Other adjustments (e) (f)	30,618	—	—	—	—	—	3,525	—	550

Pro forma NOI	$201,479	$16,999	$8,597	$33,236	$21,455	$4,047	$21,275	$19,384	$11,510

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at December 31, 2006.

(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.

(C)	Amount includes: (i) development management and other income, (ii) interest income on long-term notes receivable and (iii) FFO from non-industrial CDFS joint ventures.

(D)	On September 22, 2006, PEPR completed an initial public offering to trade on the Euronext Amsterdam stock exchange (see note 14).At December 31, 2006, the Net Asset Value of our investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on December 31, 2006	45,310
Price per unit at December 31, 2006, in euros (g)	15.00

Total in euros	679,650
Euro to U.S. dollar exchange rate at December 31, 2006	1.3170

Total in U.S. dollars	$895,099
Net amounts owed to us	14,040

Total Net Asset Value at December 31, 2006	$909,139

(g)	Based on closing price of PEPR units on the Euronext Amsterdam stock exchange.

(E)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate — other investments.

(F)	Excludes notes receivable associated with our CDFS business segment.

(G)	Excludes PEPR. See comment D.
Supplemental Information Page 9a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund (A)	Fund I	Fund II (B)	(A)(C)	Total

	For the Three Months Ended December 31, 2006
EBITDA, FFO and net earnings of each property fund:
Rental income	109,498	21,730	10,731	42,306	29,483	5,049	24,551	22,641	11,318	—	277,307
Rental expenses:
Property management fees paid to us (D)	(870)	(700)	(317)	(1,289)	(1,003)	(211)	(898)	—	—	—	(5,288)
Other	(18,162)	(3,561)	(1,874)	(7,907)	(5,901)	(719)	(5,000)	(3,185)	(365)	—	(46,674)

Total rental expenses	(19,032)	(4,261)	(2,191)	(9,196)	(6,904)	(930)	(5,898)	(3,185)	(365)	—	(51,962)

Net operating income from properties	90,466	17,469	8,540	33,110	22,579	4,119	18,653	19,456	10,953	—	225,345

Other income (expense)	1,951	71	41	462	363	370	235	71	(124)	—	3,440
Asset management and other fees paid to us (D)	(9,497)	(9)	(182)	(243)	(889)	(707)	(5)	(1,274)	(558)	—	(13,364)

EBITDA of the property fund	82,920	17,531	8,399	33,329	22,053	3,782	18,883	18,253	10,271	—	215,421

Current income tax and other expense	(3,034)	(3)	(3)	(281)	(12)	—	(6)	—	—	—	(3,339)
Loss on disposition of CDFS business assets	—	—	—	(435)	—	—	—	—	—	—	(435)
Third party interest expense	(34,536)	(5,573)	(4,619)	(13,611)	(12,597)	(866)	(9,878)	(3,561)	(2,540)	—	(87,781)

FFO of the property fund	45,350	11,955	3,777	19,002	9,444	2,916	8,999	14,692	7,731	—	123,866
Real estate related depreciation and amortization	(31,486)	(5,217)	(2,739)	(10,323)	(9,308)	(1,787)	(8,385)	(5,007)	(3,395)	—	(77,647)
Gains on other dispositions, net	457	—	—	—	—	—	—	—	—	—	457
Foreign currency exchange gains, net	989	—	—	—	—	—	—	—	—	—	989
Deferred income tax benefit	1,771	—	—	—	—	—	—	—	—	—	1,771

Net earnings of the property fund	17,081	6,738	1,038	8,679	136	1,129	614	9,685	4,336	—	49,436

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (E)	24.0%	50.0%	41.3%	11.3%	20.0%	20.0%	20.0%	20.0%	20.0%		23.5%

Our share of the property fund’s EBITDA	19,615	8,766	3,469	3,733	4,411	756	3,777	3,650	2,054	—	50,231
Fees paid to us (F)	119,546	1,096	756	3,246	2,479	936	2,733	1,271	548	—	132,611
Other (G)	—	(103)	(38)	(37)	(12)	8	(8)	262	117	—	189

EBITDA recognized by us	139,161	9,759	4,187	6,942	6,878	1,700	6,502	5,183	2,719	—	183,031

Our share of the property fund’s FFO	10,629	5,977	1,560	2,129	1,889	583	1,800	2,938	1,546	—	29,051
Fees paid to us (F)	119,546	1,096	756	3,246	2,479	936	2,733	1,271	548	—	132,611
Other (G)	—	(53)	(38)	162	(51)	8	(20)	262	117	—	387

FFO recognized by us	130,175	7,020	2,278	5,537	4,317	1,527	4,513	4,471	2,211	—	162,049

Our share of the property fund’s net earnings	4,294	3,369	429	972	28	225	122	1,937	867	—	12,243
Fees paid to us (F)	119,546	1,096	756	3,246	2,479	936	2,733	1,271	548	—	132,611
Other (G)	689	214	49	377	(22)	—	238	446	192	—	2,183

Net earnings recognized by us	124,529	4,679	1,234	4,595	2,485	1,161	3,093	3,654	1,607	—	147,037

	For the Three Months Ended December 31, 2005

EBITDA recognized by us	23,910	8,782	4,122	5,745	6,581	891	—	5,362	—	3,936	59,329

FFO recognized by us	17,615	6,002	2,207	5,639	4,017	722	—	4,640	—	2,476	43,318

Net earnings recognized by us	9,475	3,733	1,202	4,681	2,409	350	—	3,998	—	1,846	27,694

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS

(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006.

(B)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.

(C)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.

(D)	These fees are paid to us on a current basis.

(E)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(F)	Fees paid to us include an incentive return of $109.2 million related to PEPR’s IPO (see note 14). In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(G)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment F and note 12.
Supplemental Information Page 10

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund (A)	Fund I	Fund II (B)	(A)(C)	Total

	For the Twelve Months Ended December 31, 2006

EBITDA, FFO and net earnings of each property fund:
Rental income	414,395	83,140	42,793	163,779	117,653	21,006	65,568	91,551	29,312	690	1,029,887
Rental expenses:
Property management fees paid to us (D)	(3,319)	(2,753)	(1,344)	(5,013)	(4,005)	(827)	(2,527)	—	—	—	(19,788)
Other	(64,249)	(13,230)	(7,367)	(28,602)	(26,215)	(3,298)	(13,039)	(12,393)	(620)	(47)	(169,060)

Total rental expenses	(67,568)	(15,983)	(8,711)	(33,615)	(30,220)	(4,125)	(15,566)	(12,393)	(620)	(47)	(188,848)

Net operating income from properties	346,827	67,157	34,082	130,164	87,433	16,881	50,002	79,158	28,692	643	841,039

Other income (expense) (E)	(31,926)	179	(55)	1,043	628	(83)	481	(281)	(490)	(34)	(30,538)
Gains on liquidation of funds	—	—	—	—	—	—	—	—	—	139,571	139,571
Asset management and other fees paid to us (D)	(33,124)	(27)	(672)	(687)	(3,383)	(1,107)	(15)	(5,160)	(1,476)	—	(45,651)

EBITDA of the property fund	281,777	67,309	33,355	130,520	84,678	15,691	50,468	73,717	26,726	140,180	904,421

Current income tax and other expense	(16,387)	(13)	(80)	(750)	(62)	—	(20)	—	—	—	(17,312)
Gain on disposition of CDFS business assets	—	—	—	5,842	—	—	—	—	—	—	5,842
Third party interest expense	(122,874)	(22,408)	(18,477)	(49,740)	(50,423)	(3,319)	(26,385)	(14,142)	(5,815)	(314)	(313,897)

FFO of the property fund	142,516	44,888	14,798	85,872	34,193	12,372	24,063	59,575	20,911	139,866	579,054
Real estate related depreciation and amortization	(100,322)	(20,707)	(10,881)	(39,125)	(37,595)	(7,255)	(23,566)	(23,226)	(9,519)	(170)	(272,366)
Depreciation adjustments on liquidation of funds	—	—	—	—	—	—	—	—	—	45,987	45,987
Gains on other dispositions, net	32,826	40	—	—	—	—	—	—	—	—	32,866
Foreign currency exchange gains, net	553	—	—	—	—	—	—	—	—	—	553
Deferred income tax benefit	12,577	—	—	3,444	—	—	—	—	—	—	16,021

Net earnings of the property fund	88,150	24,221	3,917	50,191	(3,402)	5,117	497	36,349	11,392	185,683	402,115

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (F)	21.6%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	22.0%

Our share of the property fund’s EBITDA	60,977	33,655	13,776	14,618	16,936	3,138	10,094	14,743	5,345	28,036	201,318
Fees paid to us (G)	145,622	4,172	2,758	11,990	8,756	2,000	6,014	5,924	2,583	22,110	211,929
Other (H)	—	(644)	(226)	(230)	(113)	—	(36)	1,040	244	(12)	23

EBITDA recognized by us	206,599	37,183	16,308	26,378	25,579	5,138	16,072	21,707	8,172	50,134	413,270

Our share of the property fund’s FFO	30,840	22,444	6,112	9,618	6,839	2,474	4,813	11,915	4,182	27,973	127,210
Fees paid to us (G)	145,622	4,172	2,758	11,990	8,756	2,000	6,014	5,924	2,583	22,110	211,929
Other (H)	—	(384)	(226)	405	(268)	—	(70)	1,040	244	(46)	695

FFO recognized by us	176,462	26,232	8,644	22,013	15,327	4,474	10,757	18,879	7,009	50,037	339,834

Our share of the property fund’s net earnings	19,076	12,111	1,618	5,621	(680)	1,023	99	7,270	2,278	37,137	85,553
Fees paid to us (G)	145,622	4,172	2,758	11,990	8,756	2,000	6,014	5,924	2,583	22,110	211,929
Other (H)	2,529	912	197	1,229	(79)	—	508	1,775	395	36	7,502

Net earnings recognized by us	167,227	17,195	4,573	18,840	7,997	3,023	6,621	14,969	5,256	59,283	304,984

	For the Twelve Months Ended December 31, 2005
EBITDA recognized by us	91,752	35,933	16,027	23,243	25,822	4,165	—	16,883	—	18,755	232,580

FFO recognized by us	64,215	24,363	8,384	20,114	15,542	3,514	—	14,675	—	12,388	163,195

Net earnings recognized by us	44,002	15,417	4,437	17,045	8,689	2,058	—	12,662	—	8,702	113,012

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS

(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. The amounts presented in “liquidated property funds” include amounts for ProLogis N.A. Properties Funds II-IV net of the deferral due to our continuing ownership interest in the properties. See note 14 for more detail and a description of the amounts recognized.

(B)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.

(C)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.

(D)	These fees are paid to us on a current basis.

(E)	For PEPR, this amount includes expenses related to its IPO (see note 14).

(F)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(G)	Fees paid to us include incentive returns of $131.2 million (see notes 14 and 15). In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(H)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment G and note 12.
Supplemental Information Page 10a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Property Funds — Balance Sheets as of December 31, 2006
(in thousands, except percentages)

	ProLogis	ProLogis	ProLogis N.A.	ProLogis N.A.	ProLogis N.A.	ProLogis N.A.	ProLogis N.A.	ProLogis Japan	ProLogis Japan
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Properties	LLC	Fund I	Fund V	Funds VI -X	Fund XI	Fund	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$4,826,246	$695,447	$381,206	$1,531,045	$1,507,202	$230,402	$1,200,655	$1,183,701	$718,366	$12,274,270

Other assets, net of other liabilities	$108,544	$16,969	$5,746	$(96,112)	$35,148	$10,899	$36,403	$(29,307)	$(13,963)	$74,327

Total assets, before depreciation, net of other liabilities	$4,934,790	$712,416	$386,952	$1,434,933	$1,542,350	$241,301	$1,237,058	$1,154,394	$704,403	$12,348,597

Third party debt	$2,615,606	$325,033	$242,304	$827,208	$905,048	$66,137	$748,056	$528,701	$375,529	$6,633,622

Our ownership interest (A)	24.0%	50.0%	41.3%	11.3%	20.0%	20.0%	20.0%	20.0%	20.0%	23.0%

Our Share of the Property Funds’ Balances:

Our balance sheet investment (see page 8)	$430,761	$112,915	$30,902	$53,331	$115,837	$31,871	$72,053	$87,705	$46,465	$981,840
Add (deduct):
Our share of third party debt	627,745	162,517	100,072	93,475	181,010	13,227	149,611	105,740	75,106	1,508,503
Our share of depreciation and amortization	94,575	51,872	23,595	9,481	14,643	3,126	3,393	6,751	1,685	209,121
Gross proceeds not recognized on a cumulative basis (before amortization) (see note 13)	132,947	31,523	9,133	28,298	2,766	—	49,376	44,878	22,939	321,860
Other (B)	(101,678)	(2,619)	(3,891)	(22,438)	(5,786)	36	(27,021)	(14,195)	(5,314)	(182,906)

Our share of total assets, before depreciation, net of other liabilities	$1,184,350	$356,208	$159,811	$162,147	$308,470	$48,260	$247,412	$230,879	$140,881	$2,838,418

COMMENTS

(A)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Generally consists of: (i) advances to the property fund; (ii) additional basis in the investments that have been recorded directly by us; (iii) adjustments necessary to reflect our share of the equity of the property fund based on our ownership at the time the earnings were recognized for those property funds (applicable when our ownership has varied over time); and (iv) our proportionate share of the accumulated other comprehensive income of PEPR (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Funds I and II (cumulative foreign currency translation adjustments). The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,	December 31,
	Feet	Investment	2006	2005 (A)
Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	170,584	$8,159,196	94.14%	93.76%
Europe	9,490	654,592	86.23%	73.23%
Asia	4,572	305,081	100.00%	99.79%

Total Direct Investment — Stabilized	184,646	9,118,869	93.88%	93.00%

CDFS Joint Ventures (C):
North America	812	19,445	100.00%	—
Asia	3,373	106,196	96.11%	89.32%

Total CDFS joint ventures	4,185	125,641	96.86%	89.32%

Property Funds (C):
ProLogis California LLC	14,211	695,447	99.01%	97.10%
ProLogis North American Properties Fund I	9,406	381,206	95.52%	93.89%
ProLogis North American Properties Fund V	36,106	1,531,045	97.59%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,507,202	90.35%	90.82%
ProLogis North American Properties Fund XI	4,315	230,402	98.78%	97.96%
ProLogis North American Industrial Fund (D)	21,218	1,200,655	98.48%	—
ProLogis European Properties	58,114	4,826,246	96.90%	96.34%
ProLogis Japan Properties Fund I	7,424	1,183,701	99.45%	100.00%
ProLogis Japan Properties Fund II (D)	5,082	718,366	99.86%	—

Total Property Funds	181,273	12,274,270	96.63%	96.11%

Total Industrial Stabilized Portfolio	370,104	$21,518,780	95.26%	94.49%
Total Retail Stabilized Portfolio	991	276,825	98.90%	99.52%

Total Stabilized Portfolio	371,095	$21,795,605	95.27%	94.52%

Total Operating Portfolio (E):
Industrial Portfolio:
Direct Investment:
North America	178,478	$8,520,335	91.58%	89.71%
Europe	18,232	1,297,781	59.81%	55.76%
Asia	6,859	605,133	94.77%	84.83%

Total Direct Investment — Total Portfolio	203,569	10,423,249	88.85%	87.72%

CDFS Joint Ventures (C):
North America	1,313	34,131	61.84%	100.00%
Asia	4,161	127,037	95.42%	79.78%

Total CDFS joint ventures	5,474	161,168	87.37%	84.78%

Property Funds (C):
ProLogis California LLC	14,211	695,447	99.01%	97.10%
ProLogis North American Properties Fund I	9,406	381,206	95.52%	93.89%
ProLogis North American Properties Fund V	36,106	1,531,045	97.59%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,507,202	90.35%	90.82%
ProLogis North American Properties Fund XI	4,315	230,402	98.78%	97.96%
ProLogis North American Industrial Fund (D)	21,218	1,200,655	98.48%	—
ProLogis European Properties	58,114	4,826,246	96.90%	96.34%
ProLogis Japan Properties Fund I	7,424	1,183,701	99.45%	100.00%
ProLogis Japan Properties Fund II (D)	5,082	718,366	99.86%	—

Total Property Funds	181,273	12,274,270	96.63%	96.11%

Total Industrial Portfolio	390,316	$22,858,687	92.44%	91.54%
Total Retail Portfolio	1,105	305,188	97.62%	92.17%

Total Operating Portfolio	391,421	$23,163,875	92.46%	91.50%

COMMENTS

(A)	At December 31, 2005, the stabilized portfolio consisted of 328,415 square feet and the total operating portfolio consisted of 349,715 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the CDFS industrial joint venture’s/property fund’s basis in the real estate.

(D)	We made the initial contribution to these property funds during the first quarter of 2006. See note 22.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Portfolio Analysis (Continued)
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	December 31,	December 31,
	Feet	Investment	2006	2005 (A)
Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	153,789	$7,603,011	94.24%	94.02%
CDFS properties — repositioned acquisitions	8,973	425,438	91.84%	90.35%
CDFS properties — completed developments	8,813	407,572	95.19%	90.99%

Total Direct Investment — North America	171,575	8,436,021	94.16%	93.82%

CDFS joint ventures (C)	812	19,445	100.00%	—
Property Funds (C)	110,653	5,545,957	96.15%	95.69%

Total North America Stabilized Portfolio	283,040	14,001,423	94.96%	94.53%

Europe:
Direct Investment
Operating properties	660	24,467	92.44%	100.00%
CDFS properties — repositioned acquisitions	611	32,090	89.86%	69.30%
CDFS properties — completed developments	8,219	598,035	85.47%	69.27%

Total Direct Investment — Europe	9,490	654,592	86.23%	73.23%

Property Fund (C)	58,114	4,826,246	96.90%	96.34%

Total Europe Stabilized Portfolio	67,604	5,480,838	95.40%	93.85%

Asia:
Direct Investment
Operating properties	86	8,152	100.00%	—
CDFS properties — repositioned acquisitions	1,155	57,303	100.00%	100.00%
CDFS properties — completed developments	3,331	239,626	100.00%	99.76%

Total Direct Investment — Asia	4,572	305,081	100.00%	99.79%

CDFS joint ventures (C)	3,373	106,196	96.11%	89.32%
Property Funds (C)	12,506	1,902,067	99.62%	100.00%

Total Asia Stabilized Portfolio	20,451	2,313,344	99.13%	98.00%

Total Stabilized Portfolio	371,095	$21,795,605	95.27%	94.52%

Operating Portfolio (E):
North America:
Total North America Stabilized Properties	283,040	$14,001,423	94.96%	94.53%
Prestabilized Properties
Operating properties	348	31,806	68.47%	75.91%
CDFS properties — repositioned acquisitions	1,686	100,799	25.05%	10.02%
CDFS properties — completed developments	5,974	256,897	38.73%	25.07%
CDFS joint ventures (C)	501	14,686	0.00%	100.00%

Total Prestabilized Properties — North America	8,509	404,188	34.95%	51.08%

Total North America Operating Portfolio	291,549	14,405,611	93.21%	91.85%

Europe:
Total Europe Stabilized Properties	67,604	5,480,838	95.40%	93.85%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,405	71,754	10.13%	50.00%
CDFS properties — completed developments	7,337	571,435	35.15%	26.71%

Total Prestabilized Properties — Europe	8,742	643,189	31.13%	28.08%

Total Europe Operating Portfolio	76,346	6,124,027	88.04%	89.68%

Asia:
Total Asia Stabilized Properties	20,451	2,313,344	99.13%	98.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	268	18,688	61.99%	—
CDFS properties — completed developments	2,019	281,364	87.27%	55.44%
CDFS joint ventures (C)	788	20,841	92.49%	47.84%

Total Prestabilized Properties — Asia	3,075	320,893	86.41%	51.65%

Total Asia Operating Portfolio	23,526	2,634,237	97.46%	93.35%

Total Operating Portfolio	391,421	$23,163,875	92.46%	91.50%

Comments are on page 12.
Supplemental Information Page 12a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	5,919	$19,916	2.54%
2007	24,814	105,740	13.48%
2008	27,210	113,658	14.49%
2009	28,442	117,429	14.97%
2010	21,605	93,269	11.89%
2011	27,310	122,069	15.56%
2012	12,076	54,543	6.95%
2013	5,468	27,668	3.53%
2014	7,506	33,932	4.33%
2015	2,577	13,799	1.76%
2016	10,598	69,947	8.92%
Thereafter	2,127	12,387	1.58%

Totals	175,652	$784,357	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	3,368	$10,809	1.07%
2007	19,457	97,585	9.70%
2008	21,187	100,090	9.95%
2009	23,045	116,033	11.53%
2010	16,678	91,483	9.09%
2011	21,463	106,445	10.58%
2012	12,641	70,384	6.99%
2013	10,280	62,124	6.17%
2014	10,294	67,279	6.69%
2015	13,319	90,292	8.97%
2016	12,467	74,854	7.44%
Thereafter	13,630	118,996	11.82%

Totals	177,829	$1,006,374	100.00%

COMMENTS (square feet in thousands)

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of December 31, 2006, the weighted average base rent per square foot was $4.30 (direct investment) and $5.50 (property funds and industrial CDFS joint ventures).

(C)	Amounts for direct investment include 2,508 square feet expiring on December 31, 2006 and 3,411 square feet leased on a month-to-month basis. Amounts for property funds include 1,857 square feet expiring on December 31, 2006 and 1,511 square feet leased on a month-to-month basis.
Supplemental Information Page 13

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent (C)	of Leases

1	Deutsche Post AG (DHL)	2.85%	63
2	Ceva Logistics (D)	1.52%	17
3	Home Depot, Inc.	1.31%	15
4	NYK Line (Nippon Yusen Kaisha)	1.27%	16
5	Nippon Express Group	1.19%	18
6	Unilever	1.15%	7
7	NOL Group (Neptune Orient Lines)	1.03%	19
8	Hitachi, Ltd.	0.90%	7
9	Kuehne & Nagel	0.84%	16
10	Wincanton Logistics	0.81%	14
11	Wal-Mart Stores, Inc.	0.78%	8
12	Altria Group, Inc. (Kraft)	0.77%	9
13	Sears, Roebuck & Co.	0.76%	13
14	Sanyo Electric, Ltd.	0.75%	5
15	Geodis	0.72%	12
16	Procter & Gamble	0.67%	9
17	ASKUL Corp.	0.67%	2
18	ID Logistics France	0.63%	7
19	Shinkai TS Corp.	0.56%	4
20	Whirlpool Corporation	0.54%	8
21	PepsiCo	0.53%	9
22	Amazon.com, Inc.	0.52%	4
23	Matsushita Electric Indust. Co. Ltd	0.50%	3
24	Goodyear Tire & Rubber Co.	0.48%	6
25	FedEx Corporation	0.48%	18

	Total	22.23%(E)	309

COMMENTS (square feet in thousands)

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	As of December 31, 2006, including property funds and industrial CDFS joint ventures, we had 325 Focus 500 Customers (targeted users of distribution space). These customers lease 190,685 square feet of distribution space representing 48.9% of the total industrial operating portfolio as of December 31, 2006.

(C)	Percentage is based on the annualized collected base rents as of December 31, 2006.

(D)	Formally known as TPG N.V. (TNT Automotive)

(E)	When considering only our direct investment properties, the top 25 customers represented 18.43% of our total annualized collected base rents as of December 31, 2006.
Supplemental Information Page 13a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
		(in thousands)	(in thousands)		(in thousands)
First Quarter	507	31,017	24,459	$1.04	21,254	-0.4%	73.4%
Second Quarter	472	22,622	14,909	$1.27	16,838	0.1%	74.1%
Third Quarter	470	23,597	17,824	$1.19	16,970	2.1%	76.9%
Fourth Quarter	453	24,969	18,707	$1.45	15,895	5.6%	78.5%

Year to Date	1,902	102,205	75,899	$1.22	70,957	1.7%	75.6%
Actual Capital Expenditures
For the Twelve Months Ended December 31, 2006
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$29,437	$45,410	$21,377	$96,224	100.0%	$ 96,224
ProLogis European Properties	7,994	6,966	900	15,860	21.6%	3,426
ProLogis California LLC	2,060	1,658	2,634	6,352	50.0%	3,176
ProLogis North American Properties Fund I	792	998	1,572	3,362	41.3%	1,389
ProLogis North American Properties Fund V	2,915	2,198	3,066	8,179	11.2%	916
ProLogis North American Properties Fund VI-X	5,336	3,641	3,672	12,649	20.0%	2,530
ProLogis North American Properties Fund XI	641	403	165	1,209	20.0%	242
ProLogis North American Industrial Fund	950	856	1,307	3,113	20.0%	623

	$50,125	$62,130	$34,693	$146,948		$ 108,526

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)
	(in thousands)
First Quarter	274,361	+4.06%	+5.41%	+3.69%	+4.04%	+3.97%	-1.10%
Second Quarter	273,692	+2.24%	-0.65%	+3.03%	+3.24%	+2.96%	+2.50%
Third Quarter	270,864	+1.96%	+6.44%	+0.73%	+1.78%	+2.50%	+2.30%
Fourth Quarter	270,618	+3.87%	+8.37%	+2.67%	+2.80%	+1.25%	+5.80%

Year to Date	270,618	+3.31%	+4.20%	+3.07%	+3.52%	+2.55%	+2.60%

COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds and joint ventures with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $2,186 and $1,376 for the three months ended December 31, 2006 and 2005, respectively and $4,403 and $9,875 for the twelve months ended December 31, 2006 and 2005, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization is associated with intangible assets resulting from acquisitions of operating properties that have leases in place with rental rates above or below market rates at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as an adjustment to rental revenue. The straight-lined rents and amortization removed from rental income were $3,416 and $3,678 for the three months ended December 31, 2006 and 2005, respectively and $11,232 and $15,652 for the twelve months ended December 31, 2006 and 2005, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired until we have leased the space.
Supplemental Information Page 15

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Acquisitions and Dispositions (A)
(in thousands, except for percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2006	2006	2006	2006	to Date
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	2,024	3,872	6,109	1,524	13,529
Total expected investment of assets acquired ($)	113,353	222,797	321,462	111,736	769,348
Percentage leased at period end	84.37%	63.19%	84.80%	86.65%	78.76%

Operating properties acquired by property funds:
Square feet	467	132	560	992	2,151
Total expected investment of assets acquired ($)	30,620	18,900	74,451	239,655	363,626
Percentage leased at period end	100.00%	100.00%	100.00%	100.00%	100.00%

Dispositions:
Direct dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	3,579	1,523	5,055	3,430	13,587
Net sales proceeds ($)	226,204	306,718	412,764	262,920	1,208,606

Dispositions to third parties:
Square feet	179	1,101	385	205	1,870
Net sales proceeds ($)	22,888	117,161	57,686	47,765	245,500

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	115	—	—	—	115
Net sales proceeds ($)	6,171	—	—	—	6,171

Dispositions to third parties:
Square feet	—	—	—	—	—
Net sales proceeds ($)	—	—	—	—	—

Land dispositions:
Net sales proceeds ($)	16,581	23,224	29,830	52,866	122,501

Total CDFS assets (see page 17):
Square feet	3,873	2,624	5,440	3,635	15,572
Net sales proceeds ($)	271,844	447,103	500,280	363,551	1,582,778

Percentage of CDFS proceeds generated by contributions to property funds	85.5%	68.6%	82.5%	72.3%	76.7%

Non-CDFS assets:
Contributions to property funds:
Square feet	3,587	—	—	1,403	4,990
Net sales proceeds ($)	144,935	—	—	49,656	194,591

Dispositions to third parties:
Square feet	905	888	624	1,986	4,403
Net sales proceeds ($)	108,220	80,016	205,986	137,747	531,969

Total all dispositions:
Square feet	8,365	3,512	6,064	7,024	24,965
Net sales proceeds ($)	524,999	527,119	706,266	550,954	2,309,338

Direct dispositions by property funds:
Square feet	—	1,311	—	42	1,353
Net sales proceeds ($)	—	98,814	—	10,180	108,994

COMMENT

(A)	Amounts do not include the acquisition of the 80% ownership interest of ProLogis North American Properties Funds II, III, and IV and the contribution of assets to ProLogis North American Industrial Fund that occurred in the first quarter of 2006. See note 15.
Supplemental Information Page 16

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2006	2006	2006	2006	to Date

Square feet of leases signed on CDFS properties (A)	8,643	5,630	7,000	6,010	27,283
Square feet of leases signed on CDFS properties to repeat customers	4,525	2,316	3,599	3,041	13,481
Percentage to repeat customers	52.4%	41.1%	51.4%	50.6%	49.4%

2006 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended					Percentage
	December 31,	September 30,	June 30,	March 31,	Year	of Total
Region	2006	2006	2006	2006	to Date	Proceeds

North America:
Central	$71,676	$12,122	$30,098	$10,390	$124,286	7.85%
Midwest	30,513	54,234	70,638	21,479	176,864	11.17%
Northeast	7,258	—	9,486	—	16,744	1.06%
Pacific	83,836	1,493	18,706	38,703	142,738	9.02%
Southeast	27,676	8,916	24,294	3,112	63,998	4.04%
Mexico	—	—	—	10,611	10,611	0.67%
Canada	—	4,616	—	4,296	8,912	0.56%

	220,959	81,381	153,222	88,591	544,153	34.38%

Europe:
Southern Europe	—	—	57,678	64,539	122,217	7.72%
Northern Europe	15,629	—	51,745	—	67,374	4.26%
Central Europe	—	—	11,348	64,465	75,813	4.79%
United Kingdom	—	59,004	226,287	82,419	367,710	23.23%

	15,629	59,004	347,058	211,423	633,114	40.00%

Asia:
Japan	35,256	306,718	—	63,537	405,511	25.62%

	35,256	306,718	—	63,537	405,511	25.62%

Net sales proceeds on transactions before deferrals and recapture	271,844	447,103	500,280	363,551	1,582,778	100.00%

Less: amounts not recognized (B)	(13,516)	(18,101)	(10,317)	(23,608)	(65,542)
Add: deferred proceeds recapture	696	—	1,577	13,298	15,571

Total CDFS proceeds	$259,024	$429,002	$491,540	$353,241	$1,532,807

2005 Total CDFS Proceeds

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	Year
	2005	2005	2005	2005	to Date
Net sales proceeds on transactions before deferrals and recapture	249,401	405,348	339,223	296,786	$1,290,758
Less: amounts not recognized (B)	(10,713)	(16,403)	(14,396)	(11,258)	(52,770)
Add: deferred proceeds recapture	2,962	—	—	—	2,962

Total CDFS proceeds	$241,650	$388,945	$324,827	$285,528	$1,240,950

COMMENTS

(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 12 and 13.
Supplemental Information Page 17

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	December 31, 2006
	Square
	Feet	Investment (A)	Leased
Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	10,659	$526,237	81.27%
CDFS properties — completed developments	14,787	664,469	72.38%

Total CDFS Operating Properties — North America	25,446	1,190,706	76.10%

Europe:
CDFS properties — repositioned acquisitions	2,016	103,844	34.29%
CDFS properties — completed developments	15,556	1,169,470	61.74%

Total CDFS Operating Properties — Europe	17,572	1,273,314	58.59%

Asia:
CDFS properties — repositioned acquisitions	1,423	75,991	92.85%
CDFS properties — completed developments	5,350	520,990	95.19%

Total CDFS Operating Properties — Asia	6,773	596,981	94.70%

Total Acquired and Developed Properties (see page 12a)	49,791	3,061,001	72.45%

Properties Under Development — Direct Owned (B):
North America	11,657	597,888	5.03%
Europe	10,330	843,959	21.38%
Asia	8,051	748,542	16.27%

Total Properties Under Development (see page 18)	30,038	2,190,389	13.67%

Total CDFS Asset Pipeline — Direct Owned	79,829	$5,251,390	50.33%

Completed Properties — CDFS Joint Ventures (C):
North America	1,313	$17,066	61.84%
Asia	4,161	63,518	95.42%

Total Completed Properties — CDFS Joint Ventures	5,474	80,584	87.36%

Properties Under Development — CDFS Joint Ventures (C):
Europe	150	3,637	0.00%
Asia	352	7,663	15.51%

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	502	11,300	10.88%

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,976	$91,884	80.93%

Total CDFS Asset Pipeline (D)	85,805	$5,343,274	52.46%

CDFS Assets By Geographic Area (B)

	December 31, 2006
	Square
	Feet	Investment (A)	Leased

North America	38,416	$1,805,660	54.05%
Europe	28,052	2,120,910	44.57%
Asia	19,337	1,416,704	60.76%

Total CDFS Asset Pipeline (D)	85,805	$5,343,274	52.46%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes industrial and retail properties.

(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	Annual	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2006	2006

Development Starts:
North America:
Square feet	12,941	4,922	1,349	4,952	1,718
Total expected investment ($)	710,693	265,613	79,777	243,008	122,295
Cost per square foot ($)	54.92	53.96	59.14	49.07	71.18
Europe:
Square feet	15,180	5,542	2,047	2,259	5,332
Total expected investment ($)	1,053,991	390,945	197,132	138,047	327,867
Cost per square foot ($)	69.43	70.54	96.30	61.11	61.49
Asia:
Square feet	7,429	1,304	460	1,363	4,302
Total expected investment ($)	729,046	123,264	66,273	102,249	437,260
Cost per square foot ($)	98.13	94.53	144.07	75.02	101.63
Total:
Square feet	35,550	11,768	3,856	8,574	11,352
Total expected investment ($)	2,493,730	779,822	343,182	483,304	887,422
Cost per square foot ($)	70.15	66.27	89.00	56.37	78.17

Development Completions:
North America:
Square feet	10,171	1,825	1,166	4,244	2,936
Total expected investment ($)	497,388	144,257	81,447	154,507	117,177
Cost per square foot ($)	48.90	79.04	69.85	36.41	39.91
Leased percentage at completion (B)	44.80%	26.65%	66.27%	44.27%	48.32%
Leased percentage as of 12/31/06	63.48%	26.65%	75.18%	54.86%	94.18%
Europe:
Square feet	11,683	3,702	3,437	2,613	1,931
Total expected investment ($)	916,146	260,500	276,992	244,594	134,060
Cost per square foot ($)	78.42	70.37	80.59	93.61	69.43
Leased percentage at completion (B)	47.44%	38.47%	59.31%	59.52%	27.19%
Leased percentage as of 12/31/06	59.28%	38.47%	62.65%	79.87%	65.05%
Asia:
Square feet	6,069	1,772	1,600	1,071	1,626
Total expected investment ($)	764,604	204,016	163,214	186,979	210,395
Cost per square foot ($)	125.99	115.13	102.01	174.58	129.39
Leased percentage at completion (B)	93.73%	85.53%	94.49%	96.63%	100.00%
Leased percentage as of 12/31/06	95.39%	85.53%	98.60%	100.00%	100.00%
Total:
Square feet	27,923	7,299	6,203	7,928	6,493
Total expected investment ($)	2,178,138	608,773	521,653	586,080	461,632
Cost per square foot ($)	78.01	83.40	84.10	73.93	71.10
Leased percentage at completion (B)	56.43%	47.13%	68.95%	56.37%	54.98%
Leased percentage as of 12/31/06	68.66%	47.13%	73.25%	69.82%	87.04%

Under Development as of End of Period:
North America:
Square feet		11,657	8,560	8,377	7,670
Total expected investment ($)		597,888	475,054	467,300	373,252
Cost per square foot ($)		51.29	55.50	55.78	48.66
Leased percentage as of 12/31/06		5.03%
Europe:
Square feet		10,330	8,570	10,095	10,451
Total expected investment ($)		843,959	677,795	743,692	814,925
Cost per square foot ($)		81.70	79.09	73.67	77.98
Leased percentage as of 12/31/06		21.38%
Asia:
Square feet		8,051	7,537	9,931	9,591
Total expected investment ($)		748,542	826,593	924,973	1,005,550
Cost per square foot ($)		92.98	109.67	93.14	104.84
Leased percentage as of 12/31/06		16.27%
Total:
Square feet		30,038	24,667	28,403	27,712
Total expected investment ($)		2,190,389	1,979,442	2,135,965	2,193,727
Cost per square foot ($)		72.93	80.26	75.21	79.17
Leased percentage as of 12/31/06		13.67%

Construction in Progress (C):
North America ($)		256,310	224,904	180,544	202,675
Europe ($)		389,452	366,786	413,287	416,054
Asia ($)		319,080	320,157	356,813	422,736

Total Construction in Progress ($)		964,842	911,847	950,644	1,041,465

COMMENTS (square feet in thousands)

(A)	Includes a retail development that was started during the second quarter, which aggregates 224 square feet and has a total expected investment of $38.1 million and a retail development that was started in the first quarter of 2006, which aggregates 204 square feet and has a total expected investment of $58.5 million and was completed in the fourth quarter of 2006.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Development Summary — Industrial CDFS Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	Annual	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2006	2006

Development Starts:
North America (B):
Square feet	—	—	—	—	—
Total expected investment ($)	—	—	—	—	—
Cost per square foot ($)	—	—	—	—	—
Europe (B):
Square feet	150	—	—	150	—
Total expected investment ($)	7,273	—	—	7,273	—
Cost per square foot ($)	48.49	—	—	48.49	—
Asia (B):
Square feet	363	273	—	90	—
Total expected investment ($) (C)	36,036	12,617	—	23,419	—
Cost per square foot ($)	99.27	46.22	—	260.21	—
Total:
Square feet	513	273	—	240	—
Total expected investment ($)	43,309	12,617	—	30,692	—
Cost per square foot ($)	84.42	46.22	—	127.88	—

Development Completions:
North America (B):
Square feet	501	—	—	—	501
Total expected investment ($)	16,612	—	—	—	16,612
Cost per square foot ($)	33.15	—	—	—	33.15
Leased percentage at completion (D)	0.00%	—	—	—	0.00%
Leased percentage as of 12/31/06	0.00%	—	—	—	0.00%
Asia (B):
Square feet	1,776	802	443	—	531
Total expected investment ($)	77,896	27,078	33,586	—	17,232
Cost per square foot ($)	43.87	33.76	75.81	—	32.47
Leased percentage at completion (D)	71.76%	100.00%	46.71%	—	50.00%
Leased percentage as of 12/31/06	97.38%	100.00%	89.50%	—	100.00%
Total:
Square feet	2,277	802	443	—	1,032
Total expected investment ($)	94,508	27,078	33,586	—	33,844
Cost per square foot ($)	41.51	33.76	75.81	—	32.80
Leased percentage at completion (D)	54.46%	100.00%	46.71%	—	25.72%
Leased percentage as of 12/31/06	75.95%	100.00%	89.50%	—	51.43%

Under Development as of End of Period:
North America (B):
Square feet		—	—	—	—
Total expected investment ($)		—	—	—	—
Cost per square foot ($)		—	—	—	—
Leased percentage as of 12/31/06		—
Europe (B):
Square feet		150	150	150	—
Total expected investment ($)		7,273	7,273	7,273	—
Cost per square foot ($)		48.49	48.49	48.49	—
Leased percentage as of 12/31/06		0.00%
Asia (B):
Square feet		352	1,064	1,484	1,394
Total expected investment ($)		15,326	44,866	73,346	43,198
Cost per square foot ($)		43.54	42.17	49.42	30.99
Leased percentage as of 12/31/06		15.51%
Total:
Square feet		502	1,214	1,634	1,394
Total expected investment ($)		22,599	52,139	80,619	43,198
Cost per square foot ($)		45.02	42.95	49.34	30.99
Leased percentage as of 12/31/06		10.88%
COMMENTS

(A)	Includes only industrial properties owned by CDFS joint ventures.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.

(C)	The total expected investment for the development start in the second quarter in Asia includes the costs to develop a container yard, which includes a small building. The cost for the entire project is reflected in the building cost per square foot.

(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of December 31, 2006

		Principal Maturities
		of Direct Debt
Principal Outstanding		(senior notes and fixed rate secured debt)

Direct Debt:
Senior notes:
7.25% Notes due 2007	135,000	2007	540,171
Floating Rate Yen Notes due 2007 (A)	301,951	2008	714,007
7.10% Notes due 2008	250,000	2009	374,836
7.95% Notes due 2008	50,000	2010	561,754
Floating Rate Notes due 2009	250,000	2011	513,181
7.30% Notes due 2009	25,000	2012	751,584
7.875% Notes due 2009	28,125	2013	375,608
8.72% Notes due 2009	56,250	2014	49,131
5.25% Notes due 2010	500,000	2015	555,361
4.375% Euro Notes due 2011	461,230	2016	1,133,294
5.50% Notes due 2012	450,000	Thereafter	268,592
5.50% Notes due 2013	300,000	Add: premium, net	52,594

5.625% Notes due 2015	400,000		$5,890,113

7.81% Notes due 2015	100,000
9.34% Notes due 2015	50,000
5.625% Notes due 2016 (A)	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000

Less: discount	(12,464)

Total senior notes	4,445,092

Fixed rate secured debt	1,445,021
Assessment bonds	33,977

	1,478,998

Subtotal	5,924,090

Lines of credit (see page 20)	2,462,796

Total direct debt	8,386,886

Our share of third party debt of unconsolidated investees:
Property funds (see page 11)	1,508,503
CDFS joint ventures	132,485
Other unconsolidated investees	43,461

	1,684,449

Total	$10,071,335

Market Capitalization as of December 31, 2006

		Market
	Shares	Price at
	or Equivalents	December 31,	Market Value
	Outstanding	2006	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$59.00	$118,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.40	127,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.40	127,000

	12,000		372,000

Common Shares	250,912	$60.77	15,247,922
Convertible limited partnership units (5,139 units)	5,140	$60.77	312,358

	256,052		15,560,280

Total equity			15,932,280
Total debt (including our share of third party debt of unconsolidated investees)			10,071,335

Total market capitalization (including our share of third party debt of unconsolidated investees)			$26,003,615

COMMENTS
(A)	Notes were issued in the fourth quarter of 2006. Proceeds were used to repay borrowings under our Global Line and for other general corporate purposes.
Supplemental Information Page 19

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	December 31,	Remaining		Average
	Commitment	2006	Capacity		Interest Rate (A)

Global Line (B)	$3,460,582	$2,462,796	$997,786	(D)	3.56%
Other (C)	68,676	—	68,676	(E)	—

	$3,529,258	$2,462,796	$1,066,462		3.56%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Revolving lines of credit	29.49%	3.56%	n/a
Senior notes	53.21%	5.51%	6.0	years
Secured debt	17.30%	6.66%	6.6	years

Totals (G)	100.00%	5.13%	6.1	years
Financial Ratios

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005

Interest coverage ratio (H)	4.4	4.4
Fixed charge coverage ratio (I)	4.0	3.9
Total debt to total book assets (including our share of unconsolidated investees) (see pages 1 and 19)	55.5%	53.1%
Total debt to total market capitalization (including our share of unconsolidated investees) (see page 19)	38.7%	39.7%
COMMENTS

(A)	Represents the weighted average base interest rates using local currency rates on borrowings that were outstanding at December 31, 2006.

(B)	Represents a $3.4 billion global senior credit facility (“Global Line”) through a syndicate of banks. The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.

(C)	This facility represents a total commitment of 35 million British pound sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $87.0 million at December 31, 2006.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $42.1 million at December 31, 2006.

(F)	Calculated through final maturity for debt outstanding at December 31, 2006.

(G)	Total direct debt excluding assessment bonds.

(H)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
Fourth Quarter 2006
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.61	Guadalajara	0.11	Belgium	0.27
Austin	0.56	Juarez	0.35	Czech Republic	0.51
Central Valley (California)	1.42	Mexico City	0.79	France	6.51
Charlotte	1.70	Monterrey	0.45	Germany	1.25
Chicago	5.39	Reynosa	0.76	Hungary	0.55
Cincinnati	1.98	Tijuana	0.37	Italy	1.85

Columbus	3.00			Netherlands	1.46
Dallas/Fort Worth	5.30	Total Mexico	2.83	Poland	2.13

Denver	1.72			Spain	0.85
El Paso	0.96			Sweden	0.39
Greenville	0.69	Canada		United Kingdom	3.73

Houston	2.58	Toronto	0.25
I-81 Corridor (E. Pennsylvania)	3.81			Total Europe	19.50%

Indianapolis	2.65
Las Vegas	0.71	Total North America	74.50%

Louisville	1.21
Memphis	2.67			Asia	%
Nashville	1.37
New Jersey	4.80			China	1.68
Orlando	0.75			Japan	4.25
Other non-target	0.39			Korea	0.03
Phoenix	0.89			Singapore	0.04

Portland	0.84
Reno	0.99			Total Asia	6.00%

Salt Lake City	0.57
San Antonio	1.85
San Diego	0.05
San Francisco-East Bay	1.43
San Francisco-South Bay	1.50
Seattle	0.29
South Florida	1.30
Southern California	9.96
St. Louis	0.74
Tampa	0.98
Washington D.C./Baltimore	1.76

Total United States	71.42

Supplemental Information Page 21